Exhibit 99.1

JoS. A. Bank Clothiers Reports 18% Increase in First Quarter Earnings Per Share; Company to Hold Conference Call on June 5, 2008

HAMPSTEAD, Md.--(BUSINESS WIRE)--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that earnings for the first quarter of fiscal year 2008 increased 18% to $0.53 per share, as compared to $0.45 per share for the first quarter of fiscal year 2007. Net income in the first quarter of fiscal year 2008 was $9.8 million, as compared to $8.4 million in the first quarter of fiscal year 2007. The first quarter of fiscal year 2008 ended May 3, 2008; the first quarter of fiscal year 2007 ended May 5, 2007.

Comparing the first quarter of fiscal year 2008 with the first quarter of fiscal year 2007, total net sales increased 12.3% to $145.4 million from $129.5 million; comparable store sales increased 6.4%; and Direct Marketing sales increased 0.2%.

A conference call to discuss fiscal year 2008 first quarter earnings will be held Thursday, June 5, 2008 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 888-428-4480 or (International) 612-332-0636 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on June 5, 2008 until June 12, 2008 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 927050. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

All earnings per share amounts in this news release represent diluted earnings per share.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 434 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company’s business or future financial results are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 2, 2008 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(unaudited)

	February 2, 2008	May 3, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$82,082	$53,559
Accounts receivable, net	5,855	12,912
Inventories:
Finished goods	196,547	200,190
Raw materials	10,278	10,120
Total inventories	206,825	210,310
Prepaid expenses and other current assets	18,593	19,945

Total current assets	313,355	296,726

NONCURRENT ASSETS:
Property, plant and equipment, net	126,235	129,334
Other noncurrent assets	508	502
Total assets	$440,098	$426,562

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$47,383	$38,146
Accrued expenses	72,150	56,113
Deferred tax liability – current	6,688	7,194
Total current liabilities	126,221	101,453

NONCURRENT LIABILITIES:
Long-term debt	-	-
Noncurrent lease obligations	50,185	51,124
Deferred tax liability – noncurrent	1,210	1,244
Other noncurrent liabilities	1,317	1,626
Total liabilities	178,933	155,447

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock	181	181
Additional paid-in capital	80,791	80,910
Retained earnings	180,260	190,091
Accumulated other comprehensive losses	(67)	(67)
Total stockholders’ equity	261,165	271,115
Total liabilities and stockholders’ equity	$440,098	$426,562

Note: The foregoing audited and unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Financial Statements (as of February 2, 2008 and May 3, 2008) and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2008 and the Annual Report on Form 10-K for the fiscal year ended February 2, 2008, which were filed with the Securities and Exchange Commission on June 4, 2008 and April 10, 2008, respectively.

JOS. A. BANK CLOTHIERS, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Information)
(unaudited)

	Three Months Ended
	May 5, 2007	May 3, 2008

Net sales	$129,533	$145,404

Cost of goods sold	48,453	54,424

Gross Profit	81,080	90,980

Operating expenses:
Sales and marketing	54,059	60,935
General and administrative	13,219	13,207
Total operating expenses	67,278	74,142

Operating income	13,802	16,838

Other income (expense):
Interest income	438	303
Interest expense	(101)	(94)
Total other income	337	209

Income before provision for income taxes	14,139	17,047
Provision for income taxes	5,781	7,216

Net income	$8,358	$9,831

Earnings per share:
Net income per share:
Basic	$0.46	$0.54
Diluted	$0.45	$0.53
Weighted average shares outstanding:
Basic	18,042	18,184
Diluted	18,376	18,412

Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our unaudited Condensed Consolidated Financial Statements for the three months ended May 5, 2007 and May 3, 2008 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2008, which was filed with the Securities and Exchange Commission on June 4, 2008.

JOS. A. BANK CLOTHIERS, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended
	May 5, 2007	May 3, 2008

Cash flows from operating activities:
Net income	$8,358	$9,831
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,480	4,910
Loss on disposals of property, plant and equipment	69	36
(Decrease) increase in deferred taxes	(404)	540
Net increase in operating working capital and other components	(22,751)	(36,010)

Net cash used in operating activities	(10,248)	(20,693)

Cash flows from investing activities:
Capital expenditures	(7,338)	(7,949)

Net cash used in investing activities	(7,338)	(7,949)

Cash flows from financing activities:
Income tax benefit from exercise of stock options	227	-
Net proceeds from exercise of stock options	753	119

Net cash provided by financing activities	980	119

Net decrease in cash and cash equivalents	(16,606)	(28,523)

Cash and cash equivalents – beginning of period	43,080	82,082

Cash and cash equivalents – end of period	$26,474	$53,559

Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our unaudited Condensed Consolidated Financial Statements for three months ended May 5, 2007 and May 3, 2008 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2008, which was filed with the Securities and Exchange Commission on June 4, 2008.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman,
EVP/CFO,
410-239-5715
or
Investor Relations Information Request Website
(http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=
irol-inforeq),

or Voicemail, 410-239-5900
E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com